EXHIBIT 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

METROPOLITAN BANK HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fees Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	456(b), 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	456(b), 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Equity	Depositary Shares	456(b), 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Debt	Debt Securities	456(b), 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Warrants	456(b), 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Subscription Rights	456(b), 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	–	–	–	–	–	–	–	–
Carry Forward Securities
Carry Forward Securities	–	–	–	–	–	–	–	–	–	–	–	–
	Total Offering Amounts					–	–	–
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							–

(1) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a “pay-as-you-go” basis in accordance with Rule 456(b) of the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.